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                                                                    EXHIBIT 10.2

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of June 29, 1995, by and between DIEDRICH COFFEE, a California corporation ("Employer"), and STEVEN A. LUPINACCI ("Employee").

                                R E C I T A L S :

         Employer and Employee desire to enter into this Agreement to establish the terms and conditions of Employee's employment by Employer during the term hereof.

                               A G R E E M E N T :

         NOW, THEREFORE, in consideration of the foregoing recital, and subject to the conditions and covenants set forth herein, the parties agree as follows:

         1.       Employment and Term.

                  (a) Employer hereby employs Employee as its President and Chief Executive Officer and Employee hereby accepts such employment upon the terms and subject to the conditions set forth in this Agreement. Unless earlier terminated as provided in this Agreement, the term of Employee's employment under this Agreement shall commence on the date hereof and shall continue for a period of three (3) years from the date hereof (the "Term").

                  (b) Employee shall perform such duties and functions consistent with his role as President and Chief Executive Officer as assigned to him by the Board of Directors of the Employer (the "Board"). Employee agrees that during the course of the Employer's business hours throughout the Term, he will devote the whole of his time, attention and efforts to the performance of his duties and obligations hereunder. Employee shall not, during the Term, without the written approval of the Board first had and obtained in each instance, directly or indirectly (a) accept employment or receive any compensation for the performance of services from any business enterprise other than Employer or (B) enter into or be concerned or interested in any trade or business or public or private work (whether for profit or otherwise and whether as partner, principal, shareholder or otherwise), which may, in the absolute discretion of the Board, hinder or otherwise interfere with the performance by the Employee of his duties and obligations hereunder, except as a holder of not more than five percent (5%) of any class of stock or other securities in any company which is listed and/or traded on any securities market.

         2. Compensation. Employee shall be paid a salary (the "Base Salary") in an amount that initially shall be equal to One Hundred Twenty-Five Thousand Dollars ($125,000) per year, payable in semi-monthly installments, less all amounts required by law to be withheld or deducted. During the Term of this Agreement, the Board shall review Employee's Base Salary on or about each anniversary date of the date of this Agreement. The Board, in its sole and absolute discretion from time to time, may increase (but not decrease without Employee's written consent) Employee's Base Salary. The Board, in its sole and absolute discretion, also may pay Employee performance bonuses based on Employer's performance and Employee's contribution thereto in such amounts and at such times as the Board may determine.

         3. Employee Benefits. During the Term of Employee's employment hereunder:

                  (a) Employee shall be entitled to vacation leave consistent with Employer's policies for other senior executives of Employer.

                  (b) Employer shall pay or reimburse Employee for all reasonable and necessary travel and other business expenses incurred or paid by Employee in connection


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         with the performance of his services under this Agreement consistent with Employer's policies for other senior executives of Employer.

                  (c) Employer shall provide and pay for the annual cost of premiums for health, dental and medical insurance coverage for Employee and Employee's dependents consistent with the coverage generally made available by Employer to senior executives of Employer and providing benefits at least as favorable to Employee as the coverage that is in effect at the date of this Agreement.

                  (d) In addition to the benefits set forth above, Employee shall be entitled to participate in any other policies, programs and benefits which Employer may, in its sole and absolute discretion, make generally available to its other senior executives from time to time including, but not limited to, life insurance, disability insurance, pension and retirement plans, stock plans and other similar programs.

         4.       Termination of Employment.

                  (a) Notwithstanding any other provision of this Agreement, Employee's employment under this Agreement may be terminated as follows:

                           (i) Upon the death of Employee, this Agreement and
                  Employee's employment hereunder shall terminate immediately and without notice by Employer; or

                           (ii) In the event of the inability of Employee to
                  perform his duties or responsibilities hereunder, as a result of mental or physical ailment or incapacity, for an aggregate of ninety (90) calendar days during any calendar year (whether or not consecutive) (a "Disability") during which period of Disability the Employee shall be entitled to his compensation pursuant to this Agreement, this Agreement and Employee's employment hereunder shall terminate upon delivery of written notice to Employee; or

                           (iii) By Employer for Cause (as defined below) in
                  accordance with the provisions of Section 4(b) hereof.

                  (b) The parties agree that for purposes of this Agreement, the term "Cause" shall mean the following:

                           (i) Employee's willful and repeated failure to
                  satisfactorily perform his job duties under this Agreement;

                           (ii) Failure by the Employee to comply with all
                  material applicable laws in performing his job duties or in directing the conduct of Employer's business; and

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                           (iii) Commission by the Employee of any felony or
                  intentionally fraudulent act against Employer, or its employees, agents or customers.

                  (c) With respect to events described in subparagraph 4(b)(i) and (ii) above, Employer shall give written notice to Employee of any such event and Employee shall have thirty (30) days beginning on the date of delivery of such written notice to cure same, or if such event cannot be cured within said thirty (30) day period, Employee shall commence his efforts to cure the event within the thirty (30) day period and diligently work to cure such event within a reasonable time period. If Employee within said thirty (30) day period or within a reasonable time period, as applicable, does not cure the event for which notice has been provided under subparagraphs 4(b)(i) or (ii) above, then Employee's employment under this Agreement may be terminated by Employer by delivery to Employee of written notice of termination and such termination will be effective as of the date of delivery of such written notice. With respect to events described in subparagraph 4(b)(iii) above, Employee's employment under this Agreement may be terminated by Employer by delivery to Employee of written notice of termination and such termination will be effective as of the date of delivery of such written notice. Upon the effectiveness of termination as set forth in this subparagraph 4(c), the Employee shall not be entitled to receive any further compensation or benefits pursuant to this Agreement except for payment within ten days after his termination date of all accrued but unpaid Base Salary.

                  (d) In addition to its rights to terminate the Employee's employment under this Agreement pursuant to subparagraph 4(a), the Employer may also terminate the Employee's employment under this Agreement for any other reason, provided that, in such event, the Employee shall be entitled to receive an amount equal to the product of Employee's Base Salary on the termination date times a fraction, the numerator of which shall be the total number of days left in the Term and the denominator of which shall be 365 and the Employee shall not be entitled to receive any other compensation or benefits hereunder. The Employee acknowledges and agrees that the provisions of this paragraph 4 state his entire and exclusive rights, entitlements, and remedies against the Employer, its successors, assigns, affiliates, officers, directors, employees and representatives for termination without any cause shown by the Employer.

                  (e) The Employee may terminate his employment for good cause or without any cause. In the event the Employee terminates his employment for "good cause" (as defined below), he shall be entitled to receive the severance benefits described in subparagraph 4(d) above. If he terminates his employment for any other reason, he shall not be entitled to receive any compensation except for payment within ten days after his termination date of all accrued but unpaid Base Salary. For purposes of this Agreement, "good cause" for termination of employment by the Employee shall mean: failure to maintain the Employee in the position of an officer of the Employer or a material breach of the provisions of this Agreement by the Employer. The Employee acknowledges and agrees that the provisions of this subparagraph 4(e) state his entire and exclusive rights and remedies under this Agreement against the Employer, its

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         successors, assigns, affiliates, officers, directors, employees and representatives if he terminates this Agreement.

         5. Arbitration. Any controversy, dispute or claim arising out of, in connection with, or in relation to the interpretation, performance or breach of this Agreement or otherwise arising out of the execution hereof, including any claim based on contract, tort or statute, shall be resolved, at the request of any party, by submission to binding arbitration at the Orange County, California offices of Judicial Arbitration & Mediation Services, Inc. ("JAMS"), and any judgment or award rendered by JAMS shall be final, binding and unappealable, and judgment may be entered by any state or federal court having jurisdiction thereof. Any party can initiate arbitration by sending written notice of intention to arbitrate (the "Demand) by registered or certified mail to all parties and to JAMS. The Demand shall contain a description of the dispute, the amount involved, and the remedy sought. The arbitrator shall be a retired or former judge agreed to between the parties from the JAMS' panel. If the parties are unable to agree, JAMS shall provide a list of three available judges and each party may strike one. The remaining judge shall serve as the arbitrator. Each party hereto intends that the provisions to arbitrate set forth herein be valid, enforceable and irrevocable. In his award, the arbitrator shall allocate, in his discretion, among the parties to the arbitration all costs of the arbitration, including the fees of the arbitrator and reasonable attorneys' fees, costs and expert witness expenses of the parties. The parties hereto agree to comply with any award made in any such arbitration proceedings that has become final and agree to the entry of a judgment in any jurisdiction upon any award rendered in such proceeding becoming final.

         6. Notices. All notices, requests, demands and other communications under this Agreement must be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the date indicated on the return receipt as the date of receipt or refusal if mailed to the party to whom notice is to be given by first class mail, registered or certified, postage prepaid, return receipt requested, and properly addressed as follows:

         To the Employer:                    Diedrich Coffee
                                             2144 Michelson Drive
                                             Irvine, California  92612
                                             Attention:  Chairman of the Board

         To the Employee:                    Steven A. Lupinacci
                                             2144 Michelson Drive
                                             Irvine, California  92612

         Any party may change its address for the purpose of this Paragraph 6 by giving the other party written notice of the new address in the manner set forth above.

         7. Enforceability. If any of the covenants contained in this Agreement, for any reason and to any extent, are construed to be invalid or unenforceable, the remainder of this Agreement, and the application of the remaining covenants to other persons or circumstances shall not be affected hereby, but rather shall be enforced to the greatest extent permitted by law.

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         8. Assignment; Binding Effect. This Agreement shall inure to the benefit of, and be enforceable by, the Employer and its successors and assigns; however, this Agreement is personal to Employee and may not be assigned by Employee in whole or in part. In the event of the sale of all or substantially all of the assets of Employer or other transaction in which Employer will not continue as a surviving corporate entity engaged in a substantially similar business as it is engaged in prior to such transaction, Employer will use commercially reasonable efforts to obtain from the acquiring person or entity, before the succession takes place, an agreement to assume and perform all of the terms and conditions of this Agreement.

         9. Entire Agreement; Amendment. This Agreement contains the entire agreement between Employer and Employee with respect to the subject matters hereof and supersedes all prior or contemporaneous agreements, arrangements or understandings, written or oral, with respect to the subject matters hereof. This Agreement may not be amended, waived, changed, modified or discharged except by an instrument in writing executed by or on behalf of the party or parties against whom any amendment, waiver, change, modification or discharge is sought to be enforced.

         10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

         11. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

         "EMPLOYER"                DIEDRICH COFFEE, a California corporation

                                   By:____________________________________
                                       Name:______________________________
                                       Title______________________________

         "EMPLOYEE"                ______________________________________
                                   STEVEN A. LUPINACCI


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